Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Second Quarter 2020 Earnings

Scranton, PA, July 31, 2020/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and six months ended June 30, 2020. The results for the three months ended June 30, 2020 reflect the impact of $201.3 million of loans originated through the United States Department of Treasury’s Paycheck Protection Program (“PPP”) and COVID-19 related impacts. Peoples reported net income of $7.6 million, or $1.03 per diluted share for the three months ended June 30, 2020, an increase of 6.0% when compared to $7.1 million, or $0.96 per diluted share for the comparable period of 2019. The increase in earnings for the three months ended June 30, 2020 is the product of an increase in pre-provision net interest income of $1.8 million, due primarily to lower funding costs of $1.3 million, and lower noninterest expenses of $1.2 million primarily from deferred loan origination cost benefit related to the PPP loans originated in the second quarter. Partially offsetting the increase was a higher provision for loan losses of $1.5 million resulting from the application of our allowance for loan losses methodology, and changes to qualitative factors relating to the adverse impact of the COVID-19 crisis.

Net income for the six months ended June 30, 2020, totaled $12.9 million or $1.74 per diluted share, a 5.2% decrease when compared to $13.6 million or $1.83 per diluted share for the same period last year. The decrease in earnings in the 2020 six month period is the result of an increase to our provision for loan losses of $3.9 million, primarily due to changes to the qualitative factors included in our allowance for loan losses methodology relating to the impact of COVID-19, and lower noninterest income of $0.6 million. Partially offsetting the decline were increases in our pre-provision net interest income of $3.0 million, or 8.2%, which were the result of average earning asset growth of $268.8 million and lower funding costs of $1.5 million, and lower noninterest expenses of $1.0 million.

In addition to evaluating its results of operations in accordance with GAAP, Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely gains and losses incurred within the investment securities portfolio. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

Core net income, which we have defined to exclude losses or gains on investment securities, for the three months ended June 30, totaled $7.5 million and $7.1 million in 2020 and 2019, respectively. Core net income per share for the three months ended June 30, 2020 was $1.03, an increase from $0.96 for the same period in 2019. The results in 2020 exclude a pre-tax $39 thousand unrealized gain on our equity investment portfolio while the results for 2019 exclude a pre-tax $23 thousand gain on the sale of debt securities and a $9 thousand unrealized loss on our equity investment portfolio.

Core net income for the six months ended June 30, 2020 was $12.7 million or $1.72 per diluted share, a decrease of 6.1% compared to $13.5 million or $1.83 per diluted share for the same period of 2019. Results for the six months ended June 30, 2020 exclude a pre-tax gain of $267 thousand on the sale of debt securities and a $84 thousand unrealized loss on our equity investment securities portfolio. The 2019 results were impacted by a pre-tax gain of $23 thousand on the sale of debt securities and an $8 thousand unrealized loss on our equity investment securities portfolio.

NOTABLES

●	Loans, net growth of $323.1 million or 17.4% since June 30, 2019, including $201.3 million of PPP commercial loans. Excluding PPP loans, loans increased $121.8 million or 6.6% since June 30, 2019
●	Deposits grew $238.6 million or 12.1% for the six months ended June 30, 2020, due in part to PPP loan proceeds deposited in customer accounts.
●	Efficiency ratio improved to 54.0% for the three months ended June 30, 2020, compared to 61.2% in the year ago period due to lower noninterest expenses.

●	Tangible book value per share improved to $33.74 at June 30, 2020 from $31.68 at December 31, 2019, and from $30.58 at June 30, 2019.
●	Tax-equivalent net interest income increased $2.9 million or 7.5% to $40.8 million for the six months ended June 30, 2020 compared to $37.9 million for the same period in 2019.
●	Provision for loan losses increased $3.9 million or 278.6% to $5.3 million for the six months ended June 30, 2020 from $1.4 million during the year ago period. The increase was due primarily to higher qualitative factors related to economic decline resulting from the adverse impact of COVID-19.
●	The ratio of the allowance for loan losses to total loans was 1.24% and 1.18% at June 30, 2020 and June 30, 2019, respectively. Excluding PPP loans that do not carry an allowance for losses due to a 100% government guarantee, the ratio equaled 1.36% at June 30, 2020, or an impact of 12 basis points.
●	Issued $33.0 million aggregate principal, fixed-to-floating rate subordinated debentures due June 1, 2030, qualifying as Tier 2 Capital.
●	Dividends declared for the six months ended June 30, 2020 amounted to $0.72 per share, a 5.9% increase from 2019, representing a dividend payout ratio of 41.1%.
●	Notified our customers and primary regulators of our intent to close the Duryea, Gouldsboro, and South Scranton offices during the third quarter of 2020.

 INCOME STATEMENT REVIEW

Calculated on a fully taxable equivalent basis (“FTE”), our tax-equivalent net interest margin for the three and six months ended June 30 were 3.36% and 3.43% respectively in 2020, compared to 3.62% and 3.60% respectively for the same periods in 2019. The PPP loans’ 1% interest rate negatively impacted the net interest margin by 5 and 2 basis points for the three and six months ended June 30, 2020, respectively.  The tax-equivalent yield on interest-earning assets decreased 59 basis points to 3.90% and decreased 39 basis points to 4.07% for the three and six months ended June 30, 2020 from 4.49% and 4.46% during the corresponding periods of 2019.  The decrease in yield is due to lower market rates the result of the Federal Open Market Committee (“FOMC”) cutting the federal funds rate by 75 basis points during the second half of 2019, and aggressive actions to cut rates 150 basis points in the first quarter of 2020.  The decrease in market rates resulted in lower rates on our existing adjustable rate loans and affected rates on new originations.  At the same time, we experienced lower interest-bearing liability costs due to the lower market rates.  Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, decreased 42 and 27 basis points to 0.75% and 0.88% respectively for the three and six months ended June 30, 2020 when compared to 1.17% and 1.15% respectively for the same periods in 2019.

Tax-equivalent net interest income for the six months ended June 30, increased $2.9 million or 7.5% to $40.8 million in 2020 from $37.9 million in 2019. The increase in tax equivalent net interest income was due to lower interest expense of $1.5 million, resulting from lower borrowing rates, and a $215.7 million increase in average loans for the six months ended June 30, 2020 when compared to the same period in 2019. PPP loans averaged $81.7 million in the six month period ended June 30, 2020 with interest and fees totaling $1.1 million.  The tax-equivalent yield on the loan portfolio decreased to 4.34% for the six months ended June 30, 2020, compared to 4.75% for the comparable period in 2019 due to lower market rates and the yield earned on PPP loans. Loans, net averaged $2.1 billion for the six months ended June 30, 2020 and $1.8 billion for the comparable period in 2019. For the six months ended June 30, the tax-equivalent yield on total investments decreased to 2.45% in 2020 from 2.53% in 2019. Average investments totaled $309.9 million in 2020 and $274.2 million in 2019. Average interest-bearing liabilities increased $153.0 million for the six months ended June 30, 2020, compared to the corresponding period last year due to higher customer savings rates, new account relationships and the addition of brokered deposits.

The provision for loan losses totaled $5.3 million for the six months ended June 30, 2020 and $1.4 million for the six months ended June 30, 2019.  For the quarter ended June 30, the provision for loan losses was $1.8 million in 2020 and $0.4 million in 2019. The increase to the provision in the 2020 period results from the application of our loan losses methodology which includes monitoring of our asset quality and the general economic environment to assure the allowance for loan losses is adequate to cover estimated credit losses in the loan portfolio. Changes to the qualitative factors related to economic decline resulting from the adverse impact of the COVID-19 crisis was the primary reason for the higher provision.

For the six months ended June 30, noninterest income totaled $7.0 million in 2020, a decrease from $7.6 million in 2019.  Service charges, fees, and commissions totaled $3.0 million in the six months ended June 30, 2020 compared to $3.7 million during the corresponding period of 2019 as the volume of consumer and commercial service charge activity fell.  Merchant services and wealth management income both decreased largely due to lower transaction volumes in the COVID-19 environment.  Mortgage banking revenue increased $0.2 million as sold mortgage production volumes increased due to low interest rates, and net gains on the sale of investment securities were higher by $0.2 million in the 2020 period.  For the three months ended June 30, noninterest income totaled $3.4 million in 2020, a decrease from $4.2 million in 2019.  The decrease was due to lower service charges, fees and commissions as the volume of consumer and commercial service charge activity significantly fell, to lower wealth management income due to the prevailing COVID-19 environment, and to a decrease in fee income generated from commercial loan interest rate swap transactions in the 2020 period.  Increased mortgage banking revenue resulting from an increase in sold mortgage production volumes partially offset the decreases.

Noninterest expense decreased $1.0 million or 3.7% to $26.9 million for the six months ended June 30, 2020, from $27.9 million for the six months ended June 30, 2019. Salaries and employee benefits decreased $0.7 million or 4.7% due to an increase to deferred loan origination cost benefit of $1.3 million related to the origination of PPP loans during the second quarter of 2020.  The initial deferred cost benefit will add back to expense primarily over the twenty-four month duration of the PPP loans and may be accelerated based on the timing of the forgiveness of PPP loans made to our borrowers by the Small Business Administration (“SBA”).  In addition, other expenses during the six months ended June 30, 2020 decreased $0.5 million due to lower FDIC assessments and advertising expense.  Occupancy and equipment expenses increased due to our market expansion when comparing the first half of 2020 and 2019 as those expenses increased $0.3 million or 5.4%. Noninterest expense decreased $1.2 million or 8.2% to $13.2 million for the three months ended June 30, 2020, from $14.4 million for the three months ended June 30, 2019. Salaries and employee benefits decreased $1.0 million or 12.3% due to deferred loan origination cost benefit related to the origination of PPP loans during the 2020 period. Decreases to other expenses of $0.4 million were partially offset by higher occupancy and equipment expenses of $0.2 million due to our market expansion when comparing the three months ending June 30, 2020 and 2019.

 BALANCE SHEET REVIEW

At June 30, 2020, total assets, loans and deposits were $2.7 billion, $2.2 billion and $2.2 billion, respectively. Loans, net increased $243.7 million or 12.6% from December 31, 2019. The growth in loans was primarily in commercial and industrial loans resulting from our participation in the SBA’s administered PPP, and to a lesser extent in commercial real estate loans. During the second quarter of 2020 we originated $201.3 million in PPP loans, the majority of which were to existing customers and had initial terms of twenty-four months. We expect a significant decline in these loan balances during the second half of 2020 as our commercial customers are expected to apply for and receive forgiveness under the PPP program. Total deposits increased $238.6 million or 12.1% from December 31, 2019 due to proceeds of PPP loans retained on deposit by our commercial borrowers, stimulus payments received and retained by our customers, organic growth of customer relationships and $26.3 million of brokered deposits. Non-interest bearing deposits increased $112.0 million or 24.2% and interest-bearing deposits increased $126.6 million or 8.4% during the six months ended June 30, 2020. Total investments were $295.4 million at June 30, 2020, including $288.0 million securities classified as available-for-sale and $7.4 million classified as held-to-maturity.

During the three months ended June 30, 2020, we sold $33.0 million aggregate principal amount of subordinated notes due 2030 (the “2020 Notes”), to accredited investors in a private placement. The 2020 Notes are intended to be treated as Tier 2 capital for regulatory capital purposes. The 2020 Notes bear interest at a rate of 5.375% per year for the first five years and then will float based on a benchmark rate, provided that the interest rate applicable to the outstanding principal balance during the period the 2020 Notes are floating will at no time be less than 4.75%.

Stockholders’ equity equaled $312.0 million or $42.55 per share at June 30, 2020, and $299.0 million or $40.47 per share at December 31, 2019. Tangible stockholders’ equity improved to $33.74 per share at June 30, 2020, from $31.68 per share at December 31, 2019. Dividends declared for the six months ended June 30, 2020 amounted to $0.72 per share, a 5.9% increase from 2019, representing a dividend payout ratio of 41.1%.

ASSET QUALITY REVIEW

Nonperforming assets were $13.5 million or 0.62% of loans, net and foreclosed assets at June 30, 2020, compared to $10.5 million or 0.54% of loans, net and foreclosed assets at December 31, 2019. The increase in non-performing loans was mainly due to the placement of three large commercial loans on non-accrual. All three loans have been individually measured for impairment and have specific reserves allocated. Our allowance for loan losses increased $4.3 million or 18.9% in the first six months of 2020, due largely to the adjustment of qualitative factors in our allowance for loan losses methodology, which reflect economic decline and expectation of increased credit losses due to COVID-19’s adverse impact on economic and business operating conditions. The allowance for loan losses equaled $27.0 million or 1.24% of loans, net at June 30, 2020 compared to $22.7 million or 1.17% of loans, net, at December 31, 2019. Excluding PPP loans that do not carry an allowance for losses due to a 100% government guarantee, the ratio equaled 1.36% at June 30, 2020. Loans charged-off, net of recoveries, for the six months ended June 30, 2020, equaled $1.0 million or 0.10% of average loans, compared to $0.8 million or 0.09% of average loans for the comparable period last year.

Impact of COVID-19

Operationally, as the COVID-19 events unfold, our priority is to take care of our customers and employees. Our management team continues to modify and enhance strategies and protocols intended to protect our workforce and customers, maintain services for customers, assure the functional continuity of our operating systems, controls and processes, and mitigate financial risks posed by changing market conditions. We have followed the recommendations of our state governments as to conducting business and opened the lobbies of the majority of our branches while maintaining safety protocols by limiting the number of customers in the lobby at a time and installing protective shields at teller windows.

From a lending perspective, organic loan growth, with the exception of PPP loans, has been slowed as we focus on managing our existing portfolio. We have participated in the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), Paycheck Protection Program, a $350 billion specialized low-interest loan program funded by the U.S. Treasury Department and administered by the U.S. Small Business Administration. The Paycheck Protection Program (“PPP”) provides borrower guarantees for lenders, as well as loan forgiveness incentives for borrowers that utilize the loan proceeds to cover employee compensation-related business operating costs. Our loan officers are guiding our commercial customers through the application and forgiveness process. Through June 30, 2020, we have approved 1,373 PPP loans totaling $201.3 million. Substantially all of the loans were made to existing customers, funded under the two year PPP loan program, and the loan proceeds initially deposited with our institution. At origination, loan fee income totaled $6.6 million and is being earned primarily over the 24 month duration of the loans as a part of the loan yield. At June 30, 2020, $5.9 million remains to be earned in future quarters and may be accelerated based on the timing of forgiveness of PPP loans by the SBA.

From a credit risk perspective, we have taken actions to identify and assess our COVID-19 related credit exposures based on asset class and borrower type. During the second quarter of 2020, we worked to proactively monitor our loan portfolio by contacting many of our borrowers to evaluate the impact of the pandemic on them, their businesses and the underlying collateral for our loans. The Company implemented a customer payment deferral program to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID-19 related challenges. For borrowers who received a loan payment deferral we are working with the borrowers to evaluate the potential for further deterioration of credit quality at the end of the deferral period. We evaluated our commercial loan and commercial real estate loan portfolios to identify those loans in industries that are most at risk or where other information indicates the borrower may be significantly impacted by the effects of COVID-19. Through July 20, 2020, the Company granted payment deferral requests for up to six months to 298 commercial borrowers with outstanding loan balances of $306.4 million and to 476 consumer borrowers with outstanding balances of $23.2 million. These loan deferrals and modifications have been executed consistent with the guidelines of the CARES Act. Pursuant to the CARES Act, these loan deferrals are not included in our nonperforming loans disclosed below. Loans in deferment status will continue to accrue interest during the deferment period unless otherwise classified as nonperforming.

Our Asset Liability Management Committee met in May to review our capital adequacy and liquidity contingency funding plan due to the high degree of uncertainty around the magnitude and duration of the economic impact of the COVID-19 pandemic. The Company’s capital planning and capital management activities, coupled with its historically strong earnings performance and prudent dividend practices, have allowed us to build strong capital reserves. Because of the uncertain economic impact of COVID-19, however, during the second quarter of 2020 the Company issued $33.0 million aggregate principal amount 5.375% fixed-to-floating rate subordinated notes due June 2030. The notes are intended to qualify as Tier 2 capital for regulatory purposes. At June 30, 2020, all of the Company’s regulatory capital ratios significantly exceeded all well-capitalized thresholds.

Additionally, management believes the Company’s liquidity position is strong. At June 30, 2020, the Company’s cash and due from banks balances were $51.9 million and we maintained $158.1 million of availability at the Federal Reserve Bank’s discount window. We may also utilize the Federal Reserve’s Paycheck Protection Program Liquidity Facility (“PPPLF”) by pledging the PPP loans as collateral; at June 30, $201.3 million would be available to borrow for a term equal to the maturity date of the loans pledged. The Company also maintains an available-for-sale investment securities portfolio, comprised primarily of highly liquid U.S. Treasury and U.S. agency securities, highly-rated municipal securities and U.S. agency-backed mortgage backed securities. This portfolio serves as a ready source of liquidity and capital. At June 30, 2020, the Company’s available-for-sale investment securities portfolio totaled $287.7 million, $233.3 million of which were unencumbered. Net unrealized gains on the portfolio were $11.3 million. The Bank’s unused borrowing capacity at the Federal Home Loan Bank of Pittsburgh at June 30, 2020 was $599.4 million.

The COVID-19 crisis is expected to continue to impact the Company’s financial results, as well as demand for its products and services during the second half of 2020 and potentially beyond. The short and long-term implications of the COVID-19 crisis, and related monetary and fiscal stimulus measures, on our future revenues, earnings results, allowance for loan losses, capital reserves, and liquidity are uncertain at this time.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, Wayne and Wyoming Counties in Pennsylvania and Broome County in New York through 29 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the unfolding COVID-19 crisis and the governmental responses to the crisis; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
	2020	2020	2019	2019	2019
Key performance data:
Share and per share amounts:
Net income	$1.03	$0.72	$0.68	$0.97	$0.96
Core net income (1)	$1.03	$0.70	$0.67	$0.97	$0.96
Cash dividends declared	$0.36	$0.36	$0.35	$0.34	$0.34
Book value	$42.55	$41.68	$40.47	$40.08	$39.41
Tangible book value (1)	$33.74	$32.86	$31.68	$31.27	$30.58
Market value:
High	$38.86	$50.10	$53.43	$48.38	$45.41
Low	$30.24	$35.60	$44.46	$42.90	$42.00
Closing	$38.19	$39.74	$50.35	$45.29	$44.99
Market capitalization	$280,042	$291,820	$372,010	$334,637	$332,885
Common shares outstanding	7,332,856	7,343,240	7,388,480	7,388,759	7,399,078
Selected ratios:
Return on average stockholders’ equity	9.87%	7.05%	6.69%	9.65%	9.98%
Core return on average stockholders’ equity (1)	9.83%	6.90%	6.55%	9.63%	9.97%
Return on average tangible stockholders’ equity	12.49%	8.99%	8.55%	12.40%	12.93%
Core return on average tangible stockholders’ equity (1)	12.44%	8.79%	8.38%	12.38%	12.91%
Return on average assets	1.13%	0.86%	0.83%	1.21%	1.24%
Core return on average assets (1)	1.12%	0.84%	0.81%	1.21%	1.24%
Stockholders’ equity to total assets	11.56%	12.03%	12.08%	12.48%	12.55%
Efficiency ratio (2)	54.01%	57.88%	57.63%	59.65%	61.15%
Nonperforming assets to loans, net, and foreclosed assets	0.62%	0.60%	0.54%	0.61%	0.68%
Net charge-offs to average loans, net	0.10%	0.10%	0.78%	0.05%	0.11%
Allowance for loan losses to loans, net	1.24%	1.27%	1.17%	1.19%	1.18%
Interest-bearing assets yield (FTE) (3)	3.90%	4.25%	4.30%	4.42%	4.49%
Cost of funds	0.75%	1.01%	1.06%	1.10%	1.17%
Net interest spread (FTE) (3)	3.15%	3.24%	3.24%	3.32%	3.32%
Net interest margin (FTE) (3)	3.36%	3.50%	3.52%	3.61%	3.62%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains(losses) on investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	June 30	June 30
Six Months Ended	2020	2019
Interest income:
Interest and fees on loans:
Taxable	$42,077	$40,744
Tax-exempt	1,972	2,208
Interest and dividends on investment securities:
Taxable	2,973	2,035
Tax-exempt	594	1,082
Dividends	48	41
Interest on interest-bearing deposits in other banks	30	23
Total interest income	47,694	46,133
Interest expense:
Interest on deposits	6,367	7,124
Interest on short-term borrowings	675	1,408
Interest on long-term debt	436	576
Interest on subordinated debt	148
Total interest expense	7,626	9,108
Net interest income	40,068	37,025
Provision for loan losses	5,300	1,400
Net interest income after provision for loan losses	34,768	35,625
Noninterest income:
Service charges, fees, commissions	3,038	3,700
Merchant services income	586	655
Commissions and fees on fiduciary activities	999	999
Wealth management income	618	747
Mortgage banking income	449	285
Bank owned life insurance income	380	378
Interest rate swap revenue	719	789
Net loss on investment securities	(84)	(8)
Net gain on sale of investment securities available-for-sale	267	23
Total noninterest income	6,972	7,568
Noninterest expense:
Salaries and employee benefits expense	14,904	15,632
Net occupancy and equipment expense	6,121	5,810
Amortization of intangible assets	308	374
Other expenses	5,560	6,103
Total noninterest expense	26,893	27,919
Income before income taxes	14,847	15,274
Provision for income tax expense	1,990	1,718
Net income	$12,857	$13,556
Other comprehensive income:
Unrealized gain on investment securities available-for-sale	$9,723	$5,050
Reclassification adjustment for gains included in net income	(267)	(23)
Change in derivative fair value	493	506
Income tax related to other comprehensive income	2,090	1,162
Other comprehensive income, net of income taxes	7,859	4,371
Comprehensive income	$20,716	$17,927
Share and per share amounts:
Net income - basic	$1.75	$1.83
Net income - diluted	1.74	1.83
Cash dividends declared	$0.72	$0.68
Average common shares outstanding - basic	7,360,517	7,399,178
Average common shares outstanding - diluted	7,391,202	7,410,558

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2020	2020	2019	2019	2019
Interest income:
Interest and fees on loans:
Taxable	$21,160	$20,917	$20,804	$20,940	$20,641
Tax-exempt	941	1,031	1,035	1,066	1,109
Interest and dividends on investment securities available-for-sale:
Taxable	1,425	1,548	1,308	1,092	1,025
Tax-exempt	295	299	385	411	520
Dividends	25	23	24	19	22
Interest on interest-bearing deposits in other banks	6	24	15	27	15
Interest on federal funds sold			45	77
Total interest income	23,852	23,842	23,616	23,632	23,332
Interest expense:
Interest on deposits	2,864	3,503	3,905	3,966	3,713
Interest on short-term borrowings	102	573	151	83	595
Interest on long-term debt	231	205	308	347	296
Interest on subordinated debt	148
Total interest expense	3,345	4,281	4,364	4,396	4,604
Net interest income	20,507	19,561	19,252	19,236	18,728
Provision for loan losses	1,800	3,500	4,000	700	350
Net interest income after provision for loan losses	18,707	16,061	15,252	18,536	18,378
Noninterest income:
Service charges, fees, commissions	1,433	1,605	1,730	1,806	1,981
Merchant services income	472	114	136	182	457
Commissions and fees on fiduciary activities	493	506	519	569	492
Wealth management income	231	387	382	395	370
Mortgage banking income	312	137	143	172	137
Bank owned life insurance income	193	187	188	189	192
Interest rate swap revenue	249	470	646	355	509
Net gain (loss) on investment securities	39	(123)	126	14	(9)
Net gain on sale of investment securities available-for-sale		267			23
Total noninterest income	3,422	3,550	3,870	3,682	4,152
Noninterest expense:
Salaries and employee benefits expense	7,048	7,856	7,686	8,056	8,037
Net occupancy and equipment expense	3,042	3,079	3,104	2,997	2,849
Amortization of intangible assets	154	154	173	183	182
Other expenses	2,998	2,562	2,681	2,843	3,361
Total noninterest expense	13,242	13,651	13,644	14,079	14,429
Income before income taxes	8,887	5,960	5,478	8,139	8,101
Income tax expense	1,311	679	446	991	957
Net income	$7,576	$5,281	$5,032	$7,148	$7,144
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$2,094	$7,629	$(102)	$161	$2,611
Reclassification adjustment for gains included in net income		(267)			(23)
Change in pension liability			639
Change in derivative fair value	(543)	1,036	(218)	153	443
Income tax related to other comprehensive income	326	1,765	67	66	637
Other comprehensive income, net of income taxes	1,225	6,633	252	248	2,394
Comprehensive income	$8,801	$11,914	$5,284	$7,396	$9,538
Share and per share amounts:
Net income - basic	$1.03	$0.72	$0.68	$0.97	$0.96
Net income - diluted	1.03	0.71	0.68	0.96	0.96
Cash dividends declared	$0.36	$0.36	$0.35	$0.34	$0.34
Average common shares outstanding - basic	7,341,636	7,379,438	7,388,488	7,394,992	7,399,302
Average common shares outstanding - diluted	7,376,700	7,405,703	7,410,899	7,417,403	7,413,114

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2020	2020	2019	2019	2019
Net interest income:
Interest income
Loans, net:
Taxable	$21,160	$20,917	$20,804	$20,940	$20,641
Tax-exempt	1,191	1,305	1,311	1,348	1,404
Total loans, net	22,351	22,222	22,115	22,288	22,045
Investments:
Taxable	1,445	1,571	1,332	1,111	1,047
Tax-exempt	374	378	487	520	659
Total investments	1,819	1,949	1,819	1,631	1,706
Interest on interest-bearing balances in other banks	5	24	15	27	15
Federal funds sold	6		45	77
Total interest income	24,181	24,195	23,994	24,023	23,766
Interest expense:
Deposits	2,864	3,503	3,905	3,966	3,713
Short-term borrowings	102	573	151	83	595
Long-term debt	231	205	308	347	296
Subordinated debt	148
Total interest expense	3,345	4,281	4,364	4,396	4,604
Net interest income	$20,836	$19,914	$19,630	$19,627	$19,162
Loans, net:
Taxable	4.19%	4.60%	4.67%	4.80%	4.85%
Tax-exempt	3.75%	3.88%	3.88%	3.94%	3.96%
Total loans, net	4.16%	4.55%	4.62%	4.74%	4.78%
Investments:
Taxable	2.24%	2.36%	2.29%	2.20%	2.21%
Tax-exempt	3.46%	3.10%	2.88%	2.93%	3.20%
Total investments	2.41%	2.48%	2.42%	2.39%	2.51%
Interest-bearing balances with banks	0.16%	1.17%	1.12%	2.14%	2.67%
Federal funds sold	0.14%		1.85%	2.14%
Total interest-bearing assets	3.90%	4.25%	4.30%	4.42%	4.49%
Interest expense:
Deposits	0.72%	0.92%	1.00%	1.03%	1.03%
Short-term borrowings	0.44%	1.62%	2.00%	2.62%	2.69%
Long-term debt	1.13%	2.54%	2.52%	2.61%	2.83%
Subordinated debt	5.38%
Total interest-bearing liabilities	0.75%	1.01%	1.06%	1.10%	1.17%
Net interest spread	3.15%	3.24%	3.24%	3.32%	3.32%
Net interest margin	3.36%	3.50%	3.52%	3.61%	3.62%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
At period end	2020	2020	2019	2019	2019
Assets:
Cash and due from banks	$27,146	$22,181	$26,943	$35,908	$26,615
Interest-bearing balances in other banks	14,788	13,146	4,210	5,275	3,347
Federal funds sold	10,000			10,100
Investment securities:
Available-for-sale	287,709	302,884	330,478	268,823	261,665
Equity investments carried at fair value	338	299	423	297	283
Held-to-maturity	7,401	7,520	7,656	7,808	7,969
Loans held for sale	1,939	270	986	1,390	831
Loans, net	2,181,909	2,023,155	1,938,240	1,881,090	1,858,799
Less: allowance for loan losses	26,957	25,686	22,677	22,392	21,930
Net loans	2,154,952	1,997,469	1,915,563	1,858,698	1,836,869
Premises and equipment, net	48,378	48,619	47,932	47,437	46,468
Accrued interest receivable	8,368	7,283	6,981	6,655	7,303
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	1,257	1,411	1,565	1,738	1,921
Other assets	74,778	79,320	69,220	65,200	67,625
Total assets	$2,700,424	$2,543,772	$2,475,327	$2,372,699	$2,324,266
Liabilities:
Deposits:
Noninterest-bearing	$575,206	$467,315	$463,238	$440,582	$419,995
Interest-bearing	1,634,918	1,542,680	1,508,251	1,560,703	1,456,804
Total deposits	2,210,124	2,009,995	1,971,489	2,001,285	1,876,799
Short-term borrowings	50,000	164,150	152,150		82,700
Long-term debt	60,938	32,250	32,733	52,509	52,980
Subordinated debt	33,000
Accrued interest payable	872	1,336	1,277	1,461	1,058
Other liabilities	33,446	29,978	18,668	21,277	19,146
Total liabilities	2,388,380	2,237,709	2,176,317	2,076,532	2,032,683
Stockholders’ equity:
Common stock	14,649	14,670	14,777	14,778	14,798
Capital surplus	133,002	133,159	135,251	135,106	135,384
Retained earnings	159,739	154,806	152,187	149,740	145,106
Accumulated other comprehensive gain (loss)	4,654	3,428	(3,205)	(3,457)	(3,705)
Total stockholders’ equity	312,044	306,063	299,010	296,167	291,583
Total liabilities and stockholders’ equity	$2,700,424	$2,543,772	$2,475,327	$2,372,699	$2,324,266

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Average quarterly balances	2020	2020	2019	2019	2019
Assets:
Loans, net:
Taxable	$2,032,852	$1,830,455	$1,766,373	$1,729,741	$1,707,730
Tax-exempt	127,624	135,260	134,040	135,580	142,310
Total loans, net	2,160,476	1,965,715	1,900,413	1,865,321	1,850,040
Investments:
Taxable	260,160	267,179	231,079	200,444	189,265
Tax-exempt	43,466	49,046	67,208	70,381	82,565
Total investments	303,626	316,225	298,287	270,825	271,830
Interest-bearing balances with banks	12,595	8,263	5,317	5,006	2,554
Federal funds sold	17,480		9,629	14,267
Total interest-bearing assets	2,494,177	2,290,203	2,213,646	2,155,419	2,124,424
Other assets	210,017	193,507	192,121	193,041	190,583
Total assets	$2,704,194	$2,483,710	$2,405,767	$2,348,460	$2,315,007
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$1,605,841	$1,524,265	$1,549,978	$1,521,047	$1,449,665
Noninterest-bearing	574,194	462,508	459,248	445,238	426,791
Total deposits	2,180,035	1,986,773	2,009,226	1,966,285	1,876,456
Short-term borrowings	93,447	142,121	30,018	12,563	88,792
Long-term debt	82,117	32,477	48,468	52,731	41,948
Subordinated debt	11,074
Other liabilities	28,798	21,096	19,452	22,900	20,773
Total liabilities	2,395,471	2,182,467	2,107,164	2,054,479	2,027,969
Stockholders’ equity	308,723	301,243	298,603	293,981	287,038
Total liabilities and stockholders’ equity	$2,704,194	$2,483,710	$2,405,767	$2,348,460	$2,315,007

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
	2020	2020	2019	2019	2019
At quarter end
Nonperforming assets:
Nonaccrual/restructured loans	$12,214	$10,760	$9,699	$10,657	$11,926
Accruing loans past due 90 days or more	291	423	378	387	341
Foreclosed assets	964	903	450	485	408
Total nonperforming assets	$13,469	$12,086	$10,527	$11,529	$12,675

Three months ended
Allowance for loan losses:
Beginning balance	$25,686	$22,677	$22,392	$21,930	$22,105
Charge-offs	617	798	3,809	308	576
Recoveries	88	307	94	70	51
Provision for loan losses	1,800	3,500	4,000	700	350
Ending balance	$26,957	$25,686	$22,677	$22,392	$21,930

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2020	2020	2019	2019	2019
Core net income per share:
Net income GAAP	$7,576	$5,281	$5,032	$7,148	$7,144
Adjustments:
Less: (gain) loss on investment securities	(39)	(144)	(126)	(14)	(14)
Add: (gain) loss on investment securities tax adjustment	(8)	(30)	(26)	(3)	(3)
Net income Core	$7,545	$5,167	$4,932	$7,137	$7,133
Average common shares outstanding - basic	7,341,636	7,379,438	7,388,488	7,394,992	7,399,302
Core net income per share	$1.03	$0.70	$0.67	$0.97	$0.96
Tangible book value:
Total stockholders’ equity	$312,044	$306,063	$299,010	$296,167	$291,583
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	1,257	1,411	1,565	1,738	1,921
Total tangible stockholders’ equity	$247,417	$241,282	$234,075	$231,059	$226,292
Common shares outstanding	7,332,856	7,343,240	7,388,480	7,388,759	7,399,078
Tangible book value per share	$33.74	$32.86	$31.68	$31.27	$30.58
Core return on average stockholders’ equity:
Net income GAAP	$7,576	$5,281	$5,032	$7,148	$7,144
Adjustments:
Less: (gain) loss on investment securities	(39)	(144)	(126)	(14)	(14)
Add: (gain) loss on investment securities tax adjustment	(8)	(30)	(26)	(3)	(3)
Net income Core	$7,545	$5,167	$4,932	$7,137	$7,133
Average stockholders’ equity	$308,723	$301,243	$298,603	$293,981	$287,038
Core return on average stockholders’ equity	9.83%	6.90%	6.55%	9.63%	9.97%
Return on average tangible equity:
Net income GAAP	$7,576	$5,281	$5,032	$7,148	$7,144
Average stockholders’ equity	$308,723	$301,243	$298,603	$293,981	$287,038
Less: average intangibles	64,704	64,879	65,022	65,200	65,406
Average tangible stockholders’ equity	$244,019	$236,364	$233,581	$228,781	$221,632
Return on average tangible stockholders’ equity	12.49%	8.99%	8.55%	12.40%	12.93%
Core return on average tangible stockholders’ equity:
Net income GAAP	$7,576	$5,281	$5,032	$7,148	$7,144
Adjustments:
Less: (gain) loss on investment securities	(39)	(144)	(126)	(14)	(14)
Add: (gain) loss on investment securities tax adjustment	(8)	(30)	(26)	(3)	(3)
Net income Core	$7,545	$5,167	$4,932	$7,137	$7,133
Average stockholders’ equity	$308,723	$301,243	$298,603	$293,981	$287,038
Less: average intangibles	64,704	64,879	65,022	65,200	65,406
Average tangible stockholders’ equity	$244,019	$236,364	$233,581	$228,781	$221,632
Core return on average tangible stockholders’ equity	12.44%	8.79%	8.38%	12.38%	12.91%
Core return on average assets:
Net income GAAP	$7,576	$5,281	$5,032	$7,148	$7,144
Adjustments:
Less: (gain) loss on investment securities	(39)	(144)	(126)	(14)	(14)
Add: (gain) loss on investment securities tax adjustment	(8)	(30)	(26)	(3)	(3)
Net income Core	$7,545	$5,167	$4,932	$7,137	$7,133
Average assets	$2,704,194	$2,483,710	$2,405,767	$2,348,460	$2,315,007
Core return on average assets	1.12%	0.84%	0.81%	1.21%	1.24%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	June 30	June 30
Six Months Ended	2020	2019
Core net income per share:
Net income (GAAP)	$12,857	$13,556
Adjustments:
Less: Gain on investment securities	(183)	(15)
Add: Gain on investment securities tax adjustment	(38)	(3)
Net income Core	$12,712	$13,544
Average basic common shares outstanding	7,360,517	7,399,178
Average diluted common shares outstanding	7,391,202	7,410,558
Core net income per share - basic	$1.73	$1.83
Core net income per share - diluted	$1.72	$1.83

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

The following table reconciles the non-GAAP financial measures of FTE net interest income for the three and six months ended June 30, 2020 and 2019:

Three months ended June 30	2020	2019
Interest income (GAAP)	$23,852	$23,332
Adjustment to FTE	329	434
Interest income adjusted to FTE (non-GAAP)	24,181	23,766
Interest expense	3,345	4,604
Net interest income adjusted to FTE (non-GAAP)	$20,836	$19,162

Six months ended June 30	2020	2019
Interest income (GAAP)	$47,694	$46,133
Adjustment to FTE	682	875
Interest income adjusted to FTE (non-GAAP)	48,376	47,008
Interest expense	7,626	9,108
Net interest income adjusted to FTE (non-GAAP)	$40,750	$37,900

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income less gains on equity securities and gains on sale of assets. The following table reconciles the non-GAAP financial measures of the efficiency ratio to GAAP for the three and six months ended June 30, 2020 and 2019:

Three months ended June 30	2020	2019
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$13,242	$14,429
Less: amortization of intangible assets expense	154	182
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	13,088	14,247

Net interest income (GAAP)	20,507	18,728
Plus: taxable equivalent adjustment	329	434
Noninterest income (GAAP)	3,422	4,152
Less: net gains (losses) on equity securities	39	(9)
Less: net gains on sale of securities		23
Net interest income (FTE) plus noninterest income (non-GAAP)	$24,219	$23,300

Efficiency ratio (non-GAAP)	54.1%	61.2%

Six months ended June 30	2020	2019
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$26,893	$27,919
Less: amortization of intangible assets expense	308	374
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	26,585	27,545

Net interest income (GAAP)	40,068	37,025
Plus: taxable equivalent adjustment	682	875
Noninterest income (GAAP)	6,972	7,568
Less: net (losses) gains on equity securities	(84)	(8)
Less: net gains on sale of securities	267	23
Net interest income (FTE) plus noninterest income (non-GAAP)	$47,539	$45,453

Efficiency ratio (non-GAAP)	55.9%	60.6%